NEWS RELEASE

Contact:
Robert Maltbie, CFA
Singular Research
818-222-6915
robert@singularresearch.com
www.singularresearch.com

Richard Weber
Hill & Knowlton (for LPHI)
512-372-6652

Life Partners Holdings Announces Singular Research BUY Rating

December 5, 2008 – WACO, TX - Life Partners Holdings, Inc. (NASDAQ: LPHI) announces that Singular Research, an independent research firm for small-to-micro cap companies has initiated coverage on LPHI with a BUY rating. The leading life settlement company provides immediate payouts to holders of unneeded life insurance policies and uncorrelated growth to investors.

Life Partners Holdings (LPHI)

Life Partners Holdings, Inc. (LPHI) engages in the secondary market for life insurance known as life settlements, which involves the purchase of previously issued life insurance policies at a discount to their face amount. LPHI acts as an agent for buyers and engages in the purchase of life settlements for its own investment purposes.

RESEARCH REPORT HIGHLIGHTS

•	The life settlement industry is expected to grow more than 15% annually over the next five years and LPHI may continue to gain market share.

•	LPHI’s business model does not require leverage to grow and is expected to generate strong cash flow.

•	Life settlements generate high returns that are neither economically sensitive nor correlated to other financial markets or commodity markets.

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Given strong market growth, increasing market share and exceptional financial performance, we believe LPHI to be meaningfully undervalued and expect it to outperform the market averages over the next 12 -18 months.

•	RISKS

•	LPHI's growth depends on growth in the life settlement market, which can be affected by government regulation and negative publicity about the market, among other factors.

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LPHI's success depends on referral networks that include brokers and financial professionals who refer potential sellers and purchasers of life settlements. During fiscal 2008, four brokers accounted for 81% of the total face amount of policies LPHI purchased.

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Purchasers of life settlements depend on LPHI's ability to predict life expectancies and set appropriate prices, which affects investment returns. If investment returns are not competitive, LPHI could lose purchasers.

About Singular Research
818-222-6915
http://www.singularresearch.com:

Singular Research aims to be the most trusted supplier of independent, trusted, single-source research on small-to-micro cap companies to the small-to-medium sized Hedge Fund manager. We will provide quarterly updates for 20 to 50 companies and make recommendations. How do we strive to achieve our Mission / Goal?
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Find under or overvalued securities: Our goal is to provide initiation reports and quarterly updates for approximately 40 micro to small cap companies. In most cases, our analysts research companies that are not covered by any other firms.

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We provide Honest Advice: Our Independent analysts have no financial interest in the stocks we cover. Analysts are compensated based on the accuracy of their research calls not through trading commissions or potential deal flow.

•	Track Record: Our picks were up 49.2% in 2004, up 37% in 2005, and were up 26% by end of December in 2006, & 22 % in 2007 trouncing the S&P 500.

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About Life Partners

Life Partners is the world's oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called "life settlements". Since its incorporation in 1991, Life Partners has completed over 84,000 transactions for its worldwide client base of over 20,000 high net worth individuals and institutions in connection with the purchase of almost 6,000 policies totaling over $1.7 billion in face value.

Safe Harbor Statement

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the company and its operations, are included in certain forms the company has filed with the Securities and Exchange Commission.

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